================================================================================

                               WARRANT AGREEMENT

                                  Dated as of

                                  May __, 2002

                                    between

                           MARINER HEALTH CARE, INC.

                                      and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

                              as the Warrant Agent

================================================================================

                               TABLE OF CONTENTS
                                                                           Page

                               TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE 1. Defined Terms ................................................................................           1

         SECTION 1.1  Definitions .......................................................................           1

         SECTION 1.2  Other Definitions .................................................................           3

         SECTION 1.3  Rules of Construction .............................................................           3

ARTICLE 2. Warrant Certificates..........................................................................           4

         SECTION 2.1  Issuance and Dating ...............................................................           4

         SECTION 2.2  Execution and Countersignature ....................................................           4

         SECTION 2.3  Certificate Register ..............................................................           4

         SECTION 2.4  Transfer and Exchange .............................................................           5

         SECTION 2.5  Replacement Certificates ..........................................................           6

         SECTION 2.6  Temporary Certificates ............................................................           6

         SECTION 2.7  Cancellation ......................................................................           6

ARTICLE 3. Exercise Terms................................................................................           7

         SECTION 3.1  Exercise Price ....................................................................           7

         SECTION 3.2  Exercise Periods ..................................................................           7

         SECTION 3.3  Expiration ........................................................................           7

         SECTION 3.4  Manner of Exercise ................................................................           7

         SECTION 3.5  Issuance of Warrant Shares ........................................................           8

         SECTION 3.6  Fractional Warrant Shares .........................................................           8

         SECTION 3.7  Reservation of Warrant Shares .....................................................           8

         SECTION 3.8  Compliance with Law ...............................................................           9

         SECTION 3.9  Payment of Taxes ..................................................................           9

ARTICLE 4. Antidilution Provisions.......................................................................          10

         SECTION 4.1  Changes in Common Stock ..........................................................           10

         SECTION 4.2  Cash Dividends and Other Distributions ...........................................           10

         SECTION 4.3  NIEP Awards Issued as Options ....................................................           11

         SECTION 4.4  NIEP Awards Issued as Additional Shares of Common Stock ..........................           11

         SECTION 4.5  Combination; Liquidation .........................................................           12

         SECTION 4.6  Other Adjustments ................................................................           13

         SECTION 4.7  Current Market Value .............................................................           13

         SECTION 4.8  Adjustment to Exercise Price .....................................................           14

         SECTION 4.9  Superseding Adjustment ...........................................................           14

         SECTION 4.10 Minimum Adjustment ...............................................................           14

         SECTION 4.11 Notice of Adjustment .............................................................           14

         SECTION 4.12 Notice of Certain Transactions ...................................................           15

         SECTION 4.13 Adjustment in Exercise Price .....................................................           16

         SECTION 4.14 Adjustment to Warrant Certificate ................................................           16

ARTICLE 5. Warrant Agent.................................................................................          16

         SECTION 5.1  Appointment of Warrant Agent ......................................................          16

         SECTION 5.2  Rights and Duties of Warrant Agent ................................................          16

         SECTION 5.3  Individual Rights of Warrant Agent ................................................          17

         SECTION 5.4  Warrant Agent's Disclaimer ........................................................          17

         SECTION 5.5  Compensation and Indemnity ........................................................          18

         SECTION 5.6  Successor Warrant Agent ...........................................................          18

ARTICLE 6. Representations, Warranties and Agreements....................................................          19


         SECTION 6.1  Agreement of Warrant Holders ......................................................          19

         SECTION 6.2  Representations and Warranties of the Company .....................................          20

ARTICLE 7. Miscellaneous.................................................................................          21

         SECTION 7.1  Agreements Respecting Warrants; Impairment ........................................          21

         SECTION 7.2  SEC Reports .......................................................................          21

         SECTION 7.3  Persons Benefiting ................................................................          22

         SECTION 7.4  Rights of Holders .................................................................          22

         SECTION 7.5  Amendment .........................................................................          22

         SECTION 7.6  Notices ...........................................................................          22

         SECTION 7.7  GOVERNING LAW .....................................................................          23

         SECTION 7.8  Successors ........................................................................          23

         SECTION 7.9  Counterparts ......................................................................          23

         SECTION 7.10 Headings ..........................................................................          24

         SECTION 7.11 Severability ......................................................................          24

EXHIBITS
--------
EXHIBIT A     --  Form of Warrant Certificate
EXHIBIT B     --  Form of Election to Purchase Warrant Shares At Exercise Price
EXHIBIT C     --  Form of Election to Purchase Warrant Shares by Cashless Exercise

         WARRANT AGREEMENT, dated as of May __, 2002 (this "Agreement"), between MARINER HEALTH CARE, INC., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (in such capacity, the "Warrant Agent").

                             W I T N E S S E T H :

         WHEREAS, pursuant to the Plan of Reorganization, the Company has agreed to issue warrants to purchase from the Company 753,786 shares of Common Stock of the Company (the "Warrants") representing in the aggregate approximately 3.32% of the fully diluted Common Stock of the Company on the Plan Effective Date to certain of the holders of MPAN General Unsecured Claims, MPAN Subordinated Notes, and possibly the holders of Senior Credit Facility Claims (such terms, and all other capitalized terms used herein without being otherwise defined, having the meaning referred to in Section 1.1 below);

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                                  ARTICLE 1.

                                 Defined Terms

         SECTION 1.1. Definitions. All terms defined in the Plan of Reorganization shall have such defined meanings when used herein or in any Exhibit hereto unless otherwise defined herein or therein. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Value per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Value per share of the Common Stock on the date of exercise.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Combination" means an event in which the Company consolidates with, merges with or into, or sells its property and assets as an entirety or substantially as an entirety to, another Person.

         "Common Stock" means the common stock, par value $.01 per share, of the Company to be issued on the Plan Effective Date or reserved for issuance after the Plan Effective Date, together with any other equity securities that may be issued by the Company in substitution therefor.

         "Expiration Date" means the second anniversary of the Plan Effective Date.

         "Holder" means the duly registered holder of a Warrant under the terms of this Agreement.

         "New Incentive Equity Plan" means the Management Stock Options Plan adopted by the Company in connection with the Plan of Reorganization.

         "NIEP Awards" means up to an aggregate of 1,978,022 shares (or 9% of the fully diluted shares of Common Stock as of the date hereof, excluding Warrant Shares) of Common Stock and/or options to purchase Common Stock that the Company and any of its Affiliates issued or granted, or will issue and grant, as the case may be, to is employees who are eligible for such grants under the New Incentive Equity Plan as adopted by the Company in connection with the Plan of Reorganization.

         "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Plan Effective Date" means the date that the Plan of Reorganization becomes effective or determined in accordance with Article VII thereof.

         "Plan of Reorganization" means the Second Amended Joint Plan of Reorganization for Mariner Post-Acute Network, Inc., Mariner Health Group, Inc., and their respective Debtor Affiliates, as confirmed by an order of the United States Bankruptcy Court for the District of Delaware, dated April 3, 2002, including all schedules and exhibits thereto and all documents incorporated by reference therein or contained in the documentary supplement thereto.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Warrant Certificates" means the certificates evidencing the Warrants to be delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto.

         "Warrant Shares" means the shares of Common Stock of the Company to be issued and received, or issued and received, as the case may be, upon exercise of the Warrants.

         SECTION 1.2. Other Definitions.

                                                                           Defined in
                                  Term                                      Section
                                  ----                                      -------
     "Agreement" ...................................................        Preamble
     "Cashless Exercise" ...........................................        3.4
     "Certificate Register" ........................................        2.3
     "Company" .....................................................        Preamble
     "Current Market Value" ........................................        4.7
     "Exercise Price" ..............................................        3.1
     "Fair Value" ..................................................        4.2
     "Fair Market Value" ...........................................        4.3
     "NIEP Options" ................................................        4.3
     "NIEP Shares" .................................................        4.4
     "Successor Company" ...........................................        4.5
     "Time of Determination" .......................................        4.7
     "Transfer Agent" ..............................................        3.5
     "Warrant Agent" ...............................................        Preamble
     "Warrants" ....................................................        Recitals

         SECTION 1.3. Rules of Construction. Unless the text otherwise required.

         (a)      a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect as of the date hereof;

         (c)      "or" is not exclusive;

         (d) "including" means including, without limitation, except when preceded by a negative predicate; and

         (e) words in the singular include the plural and words in the plural include the singular.

                                  ARTICLE 2.

                              Warrant Certificates

         SECTION 2.1. Issuance and Dating. The Warrants shall be initially issued on the Plan Effective Date or as soon as practicable thereafter in accordance with the terms of the Plan of Reorganization. The Warrant Certificates will be issued in registered form as definitive Warrant Certificates, substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The Warrant Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Warrant shall be dated as of the date of its countersignature. The terms of the Warrants set forth in Exhibit A are part of the terms of this Agreement.

         SECTION 2.2. Execution and Countersignature(a). (a) With respect to the Warrants to be initially issued pursuant to the terms hereof, Warrant Certificates registered in such names and representing such number of Warrants as specified by the Warrant Agent shall be executed on behalf of the Company by manual or facsimile signature by one Officer and attested by its Secretary or an Assistant Secretary. The Warrant Agent shall countersign such Warrant Certificate(s) by manual signature, and such Warrant Certificate(s) shall be delivered in accordance with the terms of the Plan of Reorganization and
Section 2.1 hereof. With respect to all other Warrants, the Warrant Certificates therefor shall be executed on behalf of the Company by one Officer and attested by its Secretary or an Assistant Secretary. Such signature may be by manual or facsimile signature. If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrant Certificate shall be valid nevertheless. A Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent manually counter-signs the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

         (b) The Warrant Agent may appoint an agent reasonably acceptable to the Company to countersign the Warrant Certificate. Unless limited by the terms of such appointment, such agent may countersign the Warrant Certificate whenever the Warrant Agent may do so. Each reference in this Agreement to countersignature by the Warrant Agent includes by such agent. Such agent will have the same rights as the Warrant Agent for service of notices and demands.

         SECTION 2.3. Certificate Register. The Warrant Agent shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant Certificate is reflected as registered on the Certificate Register as the absolute owner of such

Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

         SECTION 2.4. Transfer and Exchange. (a) When Warrants are presented to the Warrant Agent with a request to register the transfer of such Warrants or to exchange such Warrants for an equal number of Warrants of other authorized denominations, the Warrant Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Warrant Certificates representing such Warrants surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer on the reverse of the Warrant Certificates or in form reasonably satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing. The Warrant Agent shall not be obligated to transfer any Warrant if it reasonably believes such transfer will result in the violation of applicable federal or state securities laws. The Warrant Agent shall provide the Company with prompt written notice of any proposed transfer of a Warrant. In connection with any proposed transfer of a Warrant, the Company shall be entitled to request, at the expense of the Holder, an opinion of counsel reasonably satisfactory to the Company, that the proposed transfer will not result in an violation of applicable federal or state securities laws; provided, however, that the Company must make such request within five Business Days of receiving notice from the Warrant Agent of a proposed transfer.

         (b) (i) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign Warrant Certificates as required pursuant to the provisions of Section 2.2.

                  (ii) All Warrant Certificates issued upon any registration of transfer or exchange of Warrants shall be the valid obligations of the Company, entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered upon such registration of transfer or exchange. Any warrant issued upon the transfer or exchange of a Warrant shall continue to bear the same restrictive legends, if any, appearing upon the Warrant transferred or exchanged, unless the Company receives an opinion of counsel, reasonably satisfactory to it that such legends are not required under applicable federal or state securities laws.

                  (iii) The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants, and any fractional interest in a Warrant alone shall be of no value whatsoever. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive
(A) a Warrant Certificate evidencing any fraction of a Warrant, (B) any fractional share of securities upon exercise of a Warrant, or (C) any value whatsoever upon exercise of a fractional interest in a Warrant.

                  (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

         SECTION 2.5. Replacement Certificates. If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate claims that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss which either of them may suffer if such a replacement Warrant Certificate is issued. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate is an additional obligation of the Company.

         SECTION 2.6. Temporary Certificates. Until definitive Warrant Certificates are ready for delivery, the Company may prepare and the Warrant Agent shall countersign temporary Warrant Certificates. Temporary Warrant Certificates shall be substantially in the form of definitive Warrant Certificates but may have variations that the Company considers appropriate for temporary Warrant Certificates. Without unreasonable delay, the Company shall prepare and the Warrant Agent shall countersign definitive Warrant Certificates and deliver them in exchange for temporary Warrant Certificates.

         SECTION 2.7. Cancellation. (a) In the event the Company shall purchase or otherwise acquire Warrants (other than Warrants held by the Company for distribution in accordance with the terms of the Plan), the Warrant Certificates in respect thereof shall thereupon be delivered to the Warrant Agent for cancellation.

         (b) The Warrant Agent shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence Warrants that have been exercised or Warrants that the Company has purchased or otherwise acquired.

         SECTION 2.8. Payment of Taxes. The Company will pay all documentary or stamp taxes, if any, attributable to the initial issuance of the Warrants pursuant to Section 2.1 and 2.2 and the initial issuance of the Warrant Shares upon the exercise of Warrants, if the Warrant Shares are issued in the name of the Holder to whom such Warrants were initially issued; provided, however, that the Holder shall reasonably cooperate with the Company and the Warrant Agent to minimize or eliminate any such taxes. Neither the Company nor the Warrant Agent will be required to pay any tax or governmental charge that may be payable in connection with any transfer, split up, combination or exchange of Warrants or Warrant Certificates.

                                  ARTICLE 3.

                                 Exercise Terms

         SECTION 3.1. Exercise Price. Each Warrant shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to purchase one share of Common Stock for a per share exercise price of $28.04 (as the same may be adjusted pursuant to Article 4, the "Exercise Price").

         SECTION 3.2. Exercise Periods. (a) Subject to the terms and conditions set forth herein, each Warrant shall be exercisable at any time or from time to time on or after the Plan Effective Date.

         (b) No Warrant shall be exercisable after 5:00 p.m., New York City time, on the Expiration Date.

         SECTION 3.3. Expiration. A Warrant shall terminate and become void as of the earlier of (a) 5:00 p.m., New York City time on the Expiration Date and
(b) the time and date such Warrant is exercised.

         SECTION 3.4. Manner of Exercise. Warrants may be exercised upon (a) surrender to the Warrant Agent of the Warrant Certificates, together with the form of election to purchase Common Stock (attached hereto as Exhibit B and Exhibit C in the case of Cashless Exercise referred to below) duly filled in and signed by the Holder thereof, and (b) payment to the Warrant Agent, for the account of the Company, of the Exercise Price for the number of Warrant Shares in respect of which such Warrant is then exercised. Such payment shall be made
(i) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company for such purpose or (ii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (2) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with the immediately preceding sentence is herein called a "Cashless Exercise." All provisions of this Agreement shall be applicable with respect to an exercise of Warrant Certificates pursuant to a Cashless Exercise for less than the full number of Warrants represented thereby. Subject to Section 3.2, the rights represented by the Warrants shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a Warrant Certificate is surrendered for exercise in respect of less than all the Warrant Shares purchasable on such exercise at any time prior to the Expiration Date a new Warrant Certificate exercisable for the remaining number of full Warrant Shares will be issued. The Warrant Agent shall countersign and deliver the required new Warrant Certificates, and the Company, at the Warrant Agent's request, shall supply the Warrant Agent with Warrant Certificates duly signed on behalf of the Company in accordance with Section 2.2 for such purpose.

         SECTION 3.5. Issuance of Warrant Shares. Subject to Section 2.5, upon the surrender of Warrant Certificates and payment of the per share Exercise Price, as set forth in Section 3.4, the Company shall, as soon as practicable and in any event within 3 Business Days after such exercise, issue and cause the Warrant Agent or, if appointed, a transfer agent for the Common Stock ("Transfer Agent") to countersign and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrants or other securities or property to which it is entitled, registered or otherwise to the Person or Persons entitled to receive the same, together with cash as provided in Section 3.6 in respect of any fractional Warrant Shares otherwise issuable upon such exercise; provided, however, that if the Company is requested to issue Common Stock upon the exercise of a Warrant to any Person other than the Holder, then the Company shall be entitled to request, at the expense of the Holder, an opinion of counsel for the Holder, reasonably satisfactory to it, that the requested issuance will not violate applicable federal or state securities laws. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the per share Exercise Price.

         SECTION 3.6. Fractional Warrant Shares. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be exercised in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of Warrant Shares purchasable pursuant thereto. If any fraction of a Warrant Share would, except for the provisions of this Section 3.6, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the Business Day immediately preceding the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

         SECTION 3.7. Reservation of Warrant Shares. The Company shall at all times keep reserved out of its authorized shares of Common Stock a number of shares of Common Stock sufficient to provide for the exercise of all outstanding Warrants. The registrar for the Common Stock shall at all times until the Expiration Date, or the time at which all Warrants have been exercised or cancelled, reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. All Warrant Shares which may be issued upon exercise of Warrants shall, upon issue, by fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests imposed or created by the Company. The Company will supply such Transfer Agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 3.6. The Company will furnish to such Transfer Agent a copy of all notices of adjustments and certificates related thereto transmitted to each Holder.

         SECTION 3.8. Compliance with Law. If any shares of Common Stock required to be reserved for purposes of exercise of Warrants require, under any other Federal or state law or applicable governing rule or regulation of any national securities exchange, registration with or approval of any governmental authority, or listing on any such national securities exchange before such shares may be issued upon exercise, the Company will cause such shares to be duly registered or approved by such governmental authority or listed on the relevant national securities exchange; provided that the Company shall not have any obligation under this Agreement to register the Warrant Shares under the Securities Act state securities laws.

         SECTION 3.9. Payment of Taxes. The Company will pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of certificates representing Warrant Shares or Warrant Certificates representing unexercised Warrants in connection with any exercise of Warrants in accordance with Section 3.4, except that, if any such certificates representing Warrant Shares or any such Warrant Certificates are to be registered in a name or names other than that of the Holder at the time of any such exercise of Warrants, funds sufficient to pay all transfer or similar taxes payable as a result of such transfer shall be paid by the Holder at the time of such exercise or promptly upon receipt of a written request of the Company for payment thereof. In connection with any exercise of Warrants in accordance with Section 3.4, the Warrants will be deemed to have been exercised, any certificate representing Warrant Shares or any Warrant Certificate issued on account thereof will be deemed to have been issued, and the person in whose name any such certificate or Warrant Certificate is issued will be deemed for all purposes to have become a holder of record of the Warrant Shares or Warrants, as the case may be, represented thereby as of the date of surrender of the subject Warrant Certificate and payment of the per share Exercise Price.

                                  ARTICLE 4.

                            Antidilution Provisions

         SECTION 4.1. Changes in Common Stock. In the event that at any time or from time to time after the date hereof the Company shall (a) pay a dividend in shares of its Common Stock or make a distribution on its Common Stock in shares of its Common Stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock purchasable upon exercise of each Warrant immediately after the happening of such event shall be adjusted so that, after giving affect to such adjustment, the Holder of each Warrant shall be entitled to receive the number of shares of Common Stock upon exercise that such holder would have owned had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section
4.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         SECTION 4.2. Cash Dividends and Other Distributions. In the event that at any time or from time to time after the date hereof the Company shall distribute to all holders of Common Stock (a) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock (other than its Common Stock) or any other properties or securities or
(b) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (a) and (b), (i) any dividend or distribution described in Section 4.1 or (ii) any regular cash dividend, including increases thereof), then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock (excluding any regular cash dividends, including increases thereof) and (y) the fair value (the "Fair Value") (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights (notwithstanding the foregoing, if the Fair Value per share of Common Stock in the above formula equals or exceeds the Current Market Value per share of Common Stock in the above formula, then the Current Market Value per share of Common Stock shall be equal to the Fair Value per share of the Common Stock on the record date as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Warrant Agent, a copy of which will be sent to the Holders upon request). If the majority of the Holders object to the Fair Value as determined by the Board under the terms of this Section 4.2, then the Board shall be required to retain an investment banking firm of recognized national standing to determine the Fair Value of the matter in question. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 4.2 if at the time of such distribution the Company makes the same distribution to Holders of Warrants as it makes to holders of Common Stock based on the number of shares of Common Stock for which such Warrants are exercisable (whether or not currently exercisable).

         SECTION 4.3. NIEP Awards Issued as Options. In the event that at any time or from time to time after the date hereof the Company shall issue, distribute or otherwise grant any NIEP Awards in the form of options to purchase Common Stock (each such option being referred to herein as a "NIEP Option"), and with respect to such shares of Common Stock, the per share exercise price is lower on the date of grant than the Fair Market Value (defined below) of such shares of Common Stock on the date of grant, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of such Warrant immediately prior to the date of issuance of such NIEP Options by a fraction, the numerator of which shall be the number of shares of Common Stock actually issued and outstanding on the date of issuance of such NIEP Options plus the number of additional shares of Common Stock issuable upon the exercise of the NIEP Options, and the denominator of which shall be the number of shares of Common Stock actually issued and outstanding on the date of issuance of such NIEP Options plus the total number of shares of Common Stock which could be purchased at the Fair Market Value with the aggregate consideration received upon exercise of such NIEP Options (excluding any fractional shares). For purposes of this Section 4.3 and
Section 4.4, "Fair Market Value" shall mean the fair market value per share of Common Stock for purposes of Section 422(b)(4) of the Code ("Fair Market Value"), except that if the NIEP Awards are granted on or within 90 days of the Plan Effective Date, then the Fair Market Value shall be the fair market value per share of Common Stock on the Plan Effective Date, which shall be deemed to be $20.12.

         SECTION 4.4. NIEP Awards Issued as Additional Shares of Common Stock. In the event that at any time or from time to time after the date hereof the Company shall issue or grant any NIEP Awards in the form of additional shares of Common Stock (such additional shares of Common Stock being referred to herein as "NIEP Shares") for consideration less than the Fair Market Value determined as of the time the NIEP Shares are granted, then the number of shares of Common Stock thereafter purchasable upon the exercise of each Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such issue or grant by a fraction the numerator of which shall be the number of shares of Common Stock actually issued and outstanding immediately after such issue or sale of NIEP Shares, and the denominator of which shall be the sum of (i) the number of shares of Common Stock actually issued and outstanding immediately prior to such issue or sale of NIEP Shares, and (ii) the number of shares of Common Stock which could be purchased at the Fair Market Value with the aggregate consideration received from the issuance or grant of the additional NIEP Shares (excluding any fractional shares).

         SECTION 4.5. Combination; Liquidation. (a) Except as provided in
Section 4.5(b), in the event of any Combination, the Holders shall have the right to receive upon exercise of the Warrants such number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the Warrant Agent confirming the Holders' rights pursuant to this Section 4.5(a) and providing for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article 4. The provisions of this Section 4.5(a) shall similarly apply to successive Combinations involving any Successor Company.

         (b) In the event of (i) a Combination where consideration to holders of Common Stock in exchange for their shares is payable solely in cash, or (ii) the dissolution, liquidation or winding-up of the Company in which holders of Common Stock shall receive a cash payment or other consideration in respect of their shares of Common Stock, then the Holders of the Warrants will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrants, as if the

Warrants had been exercised immediately prior to such event, less the Exercise Price (subject to adjustment in accordance with Article 4).

         (c) In case of any Combination described in Section 4.5(b), the surviving or acquiring Person and, in the event of any reorganization, dissolution, liquidation or winding-up of the Company in which holders of the Common Stock will receive a cash payment or other consideration in respect of their shares of Common Stock, the Company, shall deposit with the Warrant Agent, prior to the effective time of such Combination or such dissolution, liquidation, or winding-up, the funds, if any, necessary to pay to the holders of the Warrants the amounts to which they are entitled as described above. After such funds and the surrendered Warrant Certificates are received, the Warrant Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrants. Upon the deposit of sufficient funds to fulfill the Company's obligations hereunder, which amount shall be further adjusted in accordance with subsequent changes in the terms of any Combination described herein, if any, the Warrants shall thereafter represent only the right to receive such cash payments or other consideration and the Company's obligations in respect of the Warrants shall be discharged; provided, however, that if such a deposit is made in anticipation of a Combination, such Combination must actually be consummated before the Company's obligations in respect of the Warrants shall be discharged.

         SECTION 4.6. Other Adjustments. If any event shall occur as to which the provisions of this Article 4 are not strictly applicable, but as to which failure to make any adjustment would, in the reasonable judgment of the Board, adversely affect the purchase rights of the Warrants in accordance with the essential intent and principles of the preceding Sections of this Article 4 (which are to place the Holder of a Warrant in a position as nearly as equal as possible to the position such Holder would have occupied had such Holder purchased Common Stock on the date hereof), then, in each case, the Warrants shall be adjusted in such a manner as may be equitable in the circumstances as the Board acting in good faith shall determine is necessary to protect the purchase rights of the Warrants.

         SECTION 4.7. Current Market Value. For the purpose of any computation of Current Market Value under Section 3.6 and Section 4.2, the "Current Market Value" per share of Common Stock at any date shall be (a) for purposes of
Section 3.6, the closing price on the Business Day immediately prior to the date of the exercise of the applicable Warrant pursuant to Article 3 and (b) in all other cases, the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Value is to be computed or (B) the last full trading day on such exchange or market before the commencement of "ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by
Section 4.2. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq National Market or any comparable system or (3) if the Common Stock is not listed on the Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Value per share cannot be determined pursuant to the foregoing provisions of this Section 4.7, the Current Market Value per share shall be the fair value thereof determined in good faith by the Board, whose determination shall be supported by an opinion from an investment banking firm of reorganized national standing and evidenced by a Board resolution filed with the Warrant Agent.

         SECTION 4.8. Adjustment to Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Exercise Price will be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, the numerator of which will be the number of Shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which will be the number of Shares of Common Stock purchasable immediately thereafter.

         SECTION 4.9. Superseding Adjustment. Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 4, if any thereof shall not have been exercised, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be readjusted as if (a) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 4.1) have the effect of decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

         SECTION 4.10. Minimum Adjustment. The adjustments required by the preceding Sections of this Article 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock purchasable upon exercise of Warrants that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in
Section 4.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the number of shares of Common Stock purchasable upon exercise of Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 4 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 4, fractional interests in Common Stock shall be disregarded.

         SECTION 4.11. Notice of Adjustment. Whenever the number of shares of Common Stock and other property, if any, purchasable upon exercise of Warrants is adjusted, as herein provided, the Company shall, within a reasonable time, deliver to the Warrant Agent a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the number of shares of Common Stock purchasable upon exercise of Warrants after giving effect to such adjustment. The Company shall promptly cause the Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 7.6. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property, purchasable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

         SECTION 4.12. Notice of Certain Transactions. In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than regular cash dividends or any increases thereof), (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, capital reorganization or Combination, (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (e) to effect any other event which would require adjustments under Article 4, the Company shall within five Business Days of the adoption of a Board resolution approving such action send to the Warrant Agent and the Warrant Agent shall within five Business Days thereafter send the Holders a notice (in such form as shall be furnished to the Warrant Agent by the Company) of such proposed action, such notice to be mailed by the Warrant Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each Warrant after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least 30 Business Days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 30 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         SECTION 4.13. Adjustment in Exercise Price. Upon each event that provides for an adjustment of the number of shares of Common Stock issuable upon exercise of each Warrant pursuant to this Article 4, each Warrant outstanding prior to the making of the adjustment shall thereafter have an adjusted Exercise Price (calculated to the nearest hundredth) equal to an amount determined by multiplying the Exercise Price immediately prior to adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of a Warrant prior to adjustment and the denominator of which shall be the adjusted number of shares of Common Stock issuable upon exercise of a Warrant subsequent to such adjustment pursuant to this Article 4.

         SECTION 4.14. Adjustment to Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to this
Article 4, and Warrant Certificates issued after such adjustment may state the same number of shares of Common Stock as are stated in any Warrant Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of the Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

                                  ARTICLE 5.

                                 Warrant Agent

         SECTION 5.1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

         SECTION 5.2. Rights and Duties of Warrant Agent. (a) In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

         (b) The Warrant Agent may consult with counsel reasonably satisfactory to it and the Company, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

         (c) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (d) The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

         (e) The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment pursuant to Article 4, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to
Article 4, or to comply with any of the covenants of the Company contained in
Article 4.

         SECTION 5.3. Individual Rights of Warrant Agent. Subject to compliance with applicable federal and state securities laws, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become peculiarly interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 5.4. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

         SECTION 5.5. Compensation and Indemnity. The Company and the Warrant Agent have entered into an agreement pursuant to which the Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services and to reimburse the Warrant Agent upon request for all reasonable out of pocket expenses incurred by it, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel. The Company shall indemnify and hold harmless the Warrant Agent against any loss, liability or expense (including agents' and attorneys' fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity and the failure to provide such notice shall not prejudice the Warrant Agent's right to indemnity hereunder unless and to the extent that the Company's ability to defend any such claim shall have been materially compromised as a result of such failure to notify. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through willful misconduct, gross negligence or bad faith. The Company's payment obligations pursuant to this Section 5.5 shall survive the termination of this Agreement.

         SECTION 5.6. Successor Warrant Agent. (a) The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

         (b) The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 30 days after the date on which such notice is given, unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 30 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section 5.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

         (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order for relief by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE 6.

                   Representations, Warranties and Agreements

         SECTION 6.1. Agreement of Warrant Holders. Every Holder by accepting a Warrant Certificate consents and agrees with the Company and the Warrant Agent and with every other Holder that:

                  (a) the Warrant Certificates are transferable only in accordance with the terms of this Agreement and only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and otherwise in compliance with Article 2;

                  (b) the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered on the Certificate Register as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary;

                  (c) notwithstanding anything in this Agreement to the contrary, the Warrant Agent will not have any liability to any Holder or other person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use commercially reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 6.2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrant Agent that, subject to the receipt of any necessary approvals from the Bankruptcy Court:

                  (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (b) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

                  (c) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will not conflict with, violate or constitute a breach of any material contract, agreement or instrument by which the Company is bound or any judgment, order, decree, law, statute, rule, regulation or other judicial or governmental restriction to which the company is subject;

                  (d) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally;

         (e) the Warrants, when issued and delivered to the initial Holders as provided in this Agreement, and the Warrant Shares purchasable upon exercise of the Warrants, when issued, paid for and delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable; and

         (f) the Company shall at all times reserve out of its authorized shares of Common Stock a number of shares of Common Stock sufficient for the exercise of all outstanding Warrants.

                                  ARTICLE 7.

                                 Miscellaneous

         SECTION 7.1. Agreements Respecting Warrants; Impairment. The Company will not enter into any agreement or instrument, which would preclude the exercise of the Warrants as herein provided. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

         SECTION 7.2. SEC Reports. The Company shall file its annual and quarterly reports and other information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC (to the extent the SEC will accept such filings) such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

         SECTION 7.3. Persons Benefiting. Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

         SECTION 7.4. Rights of Holders. Except as otherwise specifically required herein, holders of unexercised Warrants are not entitled (a) to receive dividends or other distributions, (b) to receive notice of or vote at any meeting of the stockholders, (c) to consent to any action of the stockholders, (d) to receive notice of any other proceedings of the Company, or
(e) to exercise any other rights as stockholders of the Company.

         SECTION 7.5. Amendment. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement (including any Exhibit hereto) that has or would have an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the outstanding Warrants. The consent of each Holder affected shall be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to any adjustments pursuant to Article 4 hereof). In determining whether the Holders of the required number of Warrants have concurred in any direction, waiver or consent, Warrants owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only Warrants which the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only Warrants outstanding at the time shall be considered in any such determination.

         SECTION 7.6. Notices. Any notice or communication shall be in writing and delivered either in person, via telecopy with machine generated receipt confirmation, or mailed by first-class mail addressed as follows:

    if to the Company:                Mariner Health Care, Inc.
                                      One Ravinia Drive, Suite 1500
                                      Atlanta, GA 30346
                                      Attention: General Counsel
                                      Telecopy: (678) 443-6778

    with a copy to:                   Powell, Goldstein, Frazer & Murphy LLP
                                      191 Peachtree Street N.E., 16th Floor
                                      Atlanta, GA 30303
                                      Attention: Richard H. Miller, Esq.
                                      Telecopy: (404) 572-6999

    if to the Warrant Agent:

                                      American Stock Transfer & Trust Company
                                      59 Maiden Lane
                                      Plaza Level
                                      New York, NY 10038
                                      Attention: Carolyn O'Neill
                                      Telecopy: (718) 921-8336

         The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is provided in the manner stipulated above, it is duly given, whether or not the addressee receives it.

         SECTION 7.7. GOVERNING LAW. THIS AGREEMENT AND THE WARRANT CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

         SECTION 7.8. Successors. All agreements of the Company in this Agreement and the Warrant Certificates shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

         SECTION 7.9. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 7.10. Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 7.11. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    MARINER HEALTH CARE, INC.



                                    By:
                                       ---------------------------------
                                        Name:
                                        Title:

                                    AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent



                                    By:
                                       ---------------------------------
                                        Name:
                                        Title:

                                   EXHIBIT A

                      FORM OF FACE OF WARRANT CERTIFICATE

No.  __                                             Certificate for ___ Warrants

                      WARRANTS TO PURCHASE COMMON STOCK OF

                           MARINER HEALTH CARE, INC.

         THIS CERTIFIES THAT, ____________, or its registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Agreement referred to below, to purchase from Mariner Health Care, Inc., a Delaware corporation ("the Company"), one share of Common Stock, $.01 par value, of the Company (the "Common Stock") at the per share exercise price of $28.04 (the "Exercise Price"), or by Cashless Exercise referred to below. This Warrant Certificate shall terminate and become void as of the close of business on May [9], 2004 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Agreement.

         This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of May [9], 2002 (the "Agreement"), between the Company and American Stock Transfer & Trust Company (the "Warrant Agent", which term includes any successor Warrant Agent under the Agreement), and is subject to the terms and provisions contained in the Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement. A copy of the Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038.

         Subject to the terms of the Agreement, the Warrants may be exercised in whole or in part by surrender of this Warrant Certificate with the form of election to purchase Warrant Shares attached hereto duly executed and with (i) the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price in cash shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of a Warrant or Warrants represented by one or more Warrant Certificates and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio.

         As provided in the Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable at any time from and after the Plan Effective Date; provided, however, that no Warrant shall be exercisable after the Expiration Date.

         In the event the Company enters into a Combination, the Holder hereof will be entitled to receive upon exercise of the Warrants the shares of capital stock or other securities or other property of such surviving entity as such Holder would have been entitled to receive upon or as the result of such Combination had the Holder exercised its Warrants immediately prior to such Combination; provided, however, that in the event that, in connection with such Combination, consideration to holders of Common Stock in exchange for their shares is payable solely in cash or in the event of the dissolution, liquidation or winding-up of the Company, the Holder hereof will be entitled to receive distributions on an equal basis with the holders of Common Stock as if the Warrants had been exercised immediately prior to such events, less the Exercise Price (subject to adjustment in accordance with Article 4 of the Agreement.).

         The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates pursuant to Section 2.4 of the Agreement but not transfer taxes in connection with any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

         Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. No fractional Warrant Shares will be issued upon the exercise of the Warrants, but the Company shall pay an amount in cash equal to the Current Market Value for one Warrant Share on the date the Warrant is exercised, multiplied by such fraction, computed to the nearest whole cent.

         The Warrants do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

         The holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

         This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                                                     MARINER HEALTH CARE, INC.



                                                     By
                                                        ------------------------



Attest:
        ---------------------------
                Secretary

DATED:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY
as Warrant Agent,



By
   -------------------------------
Authorized Signatory

                     FORM OF REVERSE OF WARRANT CERTIFICATE

                               FORM OF ASSIGNMENT

          (To be executed if the Holder desires to transfer Warrants)

         FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns, and transfers unto _________________________________________

------------------------------------------------------------------------------
                 (Please print name and address of transferee)

------------------------------------------------------------------------------
this Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ________________, ________



                                                  ------------------------------
                                                  Signature

Signature Guaranteed:

                                   EXHIBIT B

                  FORM OF ELECTION TO PURCHASE WARRANT SHARES
                          AT PER SHARE EXERCISE PRICE

                (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANTS)

                           MARINER HEALTH CARE, INC.

         The undersigned hereby irrevocably elects to exercise [ ] Warrants at an exercise price per share (subject to adjustment in accordance with Article 4 of the Agreement) of $28.04 to acquire the number of shares of Common Stock of Mariner Health Care, Inc. purchasable upon exercise of such Warrants, on the terms and conditions specified in the within Warrant Certificate and the Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to American Stock Transfer & Trust Company, and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ________________, ____



                                                 -------------------------------
                                                 (Signature of Holder)(1)



                                                 -------------------------------
                                                 (Street Address)



                                                 -------------------------------
                                                 (City)    (State)    (Zip Code)

---------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

                                                 Signature Guaranteed by:



                                                 -------------------------------

Securities and/or check to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

                                   EXHIBIT C

                  FORM OF ELECTION TO PURCHASE WARRANT SHARES
                              BY CASHLESS EXERCISE

                (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANTS)

                           MARINER HEALTH CARE, INC.

         The undersigned hereby irrevocably elects to exercise [ ] Warrants at an exercise price per share (subject to adjustment in accordance with Article 4 of the Agreement) of $28.04 by Cashless Exercise to acquire the number of shares of Common Stock of Mariner Health Care, Inc. purchasable upon exercise of such Warrants, on the terms and conditions specified in the within Warrant Certificate and the Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to American Stock Transfer & Trust Company, and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and at the address specified below and delivered thereto. Payment by Cashless Exercise is hereby made by the surrender of this Certificate and without payment of the Exercise Price in cash, in exchange for the issuance of such number of shares of Common Stock equal to the product of (1) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price were being made in cash and (2) the Cashless Exercise Ratio as provided in Article 1 of the Agreement.

Date:  ________________, ____



                                                -------------------------------
                                                     (Signature of Holder)(1)



                                                -------------------------------
                                                         (Street Address)

---------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a national bank or trust company or by a member firm of any national securities exchange.

                                                -------------------------------
                                                (City)    (State)    (Zip Code)



                                                     Signature Guaranteed by:



                                                 -------------------------------

Securities and/or check to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code: